Exhibit 99.1
Company Update September 2007

Safe Harbor Statement Statements contained in this presentation regarding matters that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward- looking statements. Such statements include, but are not limited to, statements regarding: Ardea's goals, its pre-clinical and clinical trial plans, goals, timeline and milestones, its expectations about the size of its markets and commercial potential of its compounds, its relationship with Valeant and the costs and benefits from that relationship, expected results of future clinical trials, expected properties of compounds under development, financial position, cash usage, partnering opportunities, liquidity and anticipated milestones. Risks that contribute to the uncertain nature of the forward- looking statements include: risks related to the outcomes of preclinical and clinical trials, risks related to regulatory approvals, delays in commencement of preclinical and clinical tests and costs associated with internal development and in-licensing activities. These and other risks and uncertainties are described more fully in Ardea's most recently filed SEC documents, including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, under the headings "Risk Factors." All forward-looking statements contained in this presentation speak only as of the date of this presentation and Ardea undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof or otherwise. 2

3 Ardea Investment Highlights Focused on design and development of small-molecule drugs for viral diseases, cancer and inflammation Targeting established, multibillion-dollar markets with molecules that we believe: offer significant enhancements over standard of care can be quickly and cost-effectively developed to proof-of-concept Plan to have four molecules in humans this year: lead HIV NNRTI: Phase 1 complete and entering Phase 2a 4Q07 follow-on NNRTI: first-in-human study 4Q07 lead MEK inhibitor: entering Phase 1 for cancer 2H07 follow-on MEK inhibitor: first-in-human study 4Q07 Strong financial position and multiple partnering opportunities

4 President, Agouron R&D; SVP, Pfizer Global R&D; President, NAPO Pharmaceuticals VP, Regulatory Affairs, Exelixis; Senior Director Regulatory Affairs, Agouron VP, Research - Therapeutic Head, Pfizer Global Oncology; VP, Oncology Research Division, Agouron; Fogarty Fellow, NCI SVP, BD & Strategic Alliances, Protemix; SVP, BD Xencor; SVP & CBO, X-Ceptor Thx; VP, BD & Strategic Alliances, Aurora SVP, Pharmaceutical R&D, Advancis; Director, Pharmaceutical Development, Agouron Principal, Hickey & Hill Barry Quart, PharmD President, Chief Executive Officer and Director Chris Krueger, JD, MBA Senior VP, CBO Patrick O'Connor, PhD SVP, Research & Preclinical Development, CSO Denis Hickey Chief Financial Officer Kimberly Manhard SVP of Regulatory Affairs and Operations Colin Rowlings, PhD SVP of Pharmaceutical Sciences Management Team Senior Management has successfully obtained regulatory approval for 8 drugs, including Viracept(r), Videx(r), Zerit(r), Taxol(r), and Betapase(r)

5 Research & Development Core Research Capabilities X-ray Chrystallography/SBDD Medicinal Chemistry Virology, Oncology & Neurology High throughput screening Development Capabilities ADME/Toxicology/GLP Analytical Formulation development Kilogram chemical synthesis capacity, small scale GMP facility Extensive regulatory affairs and clinical development experience 59 FTE's

6 Discovery Preclinical Phase 0/1 Phase 3 Phase 2 RDEA119 (MEKI) 2nd NNRTI 2nd MEKI Cancer/Inflam RGB FF (CNS) RDEA806 (NNRTI) Viral Diseases First Milestone Payment Received IND 2H07 FIH 4Q07 FIH 4Q07 4Q07 Phase 2a Ardea Pipeline

7 Company Background Acquired R&D programs from Valeant and hired new management in December 2006 Two interesting pre-IND candidates RDEA806 NNRTI for HIV RDEA119 MEK inhibitor for cancer Several back-up compounds in each class Strong intellectual property position Fully equipped laboratories and integrated R&D organization

8 Terms of Valeant Deal Potential milestone payments $25 million for first NNRTI $17 million for first MEK inhibitor First payment due after clinical proof of concept More than half of total payments due after regulatory approval Pay once, regardless of # of compounds/indications developed Royalty rates for sales of all compounds in the mid-single digits Valeant has option to acquire rights outside North America for first NNRTI $10 million option fee to Ardea due after Phase 2b $21 million payable to Ardea upon regulatory approvals Mid-single-digit royalty payable to Ardea on product sales Research service agreement in CNS area $3.5 million/year to Ardea First milestone payment of $0.5 million achieved; potential for one more Two year agreement; Valeant can cancel after one year

HIV Program 9

10 HIV Market Opportunity Maturing $8+ billion market Focus on safe, convenient therapies Continuing need for new treatments Limited number of safe and convenient treatments for resistant virus Increasing number of new seroconverters have resistant strains (many to efavirenz) No current treatment regimen meets safety and convenience threshold usually required for first-line therapy Unusual imbalance in approved HIV drugs = excellent opportunity for a new entry

11 HIV Market Opportunity Three primary classes of therapies: 10 approved protease inhibitors (PIs), 11 nucleosides (NRTIs; single agents and combinations), but only 3 approved non-nucleosides (NNRTIs); one is not actively promoted Current leader - first-line treatment is efavirenz (Sustiva(r)) with $791 million WW sales, but it has flaws: >10% have unacceptable side effects (CNS, metabolic, etc.) significant drug interactions reproductive toxicity (serious problem for younger women) resistant virus is easily passed on to new patients Numerous interviews with thought-leaders indicate strong interest in safer NNRTI

12 Highly active against efavirenz-resistant strains (single- and double- mutants) High genetic barrier to resistance Better safety profile than efavirenz: Reduced CNS toxicity Improved lipid profile Easy to formulate in combination pill Long half-life: Once daily for first-line Once or twice daily for second-line Used in combination with current drugs without concern for significant drug interactions Limited metabolism by CYP450 No inhibition or induction of CYP450 No reproductive toxicity, so safer for women Desired NNRTI Target Product Profile

Antiviral Activity

RDEA806 is active against the most common efavirenz mutations

Virus	Prevalence*	RDEA806		Efavirenz	
		EC50 (nM)	FC**	EC50 (nM)	FC**
wt		3.0		0.4	
K103N	88.5%	2.3	0.76	5.9	**16**
K103N-P225H	32.7%	10.3	3.4	77.9	**212**
K103N-V108I	28.8%	2.0	0.67	15.3	**42**
K103N-K101Q	16.3%	11.6	3.8	21.8	**60**
K103N-L100I	10.6%	1.6	0.53	636	**1732**
G190S	10.6%	3.4	1.1	23.1	**63**
K103N-V108I-P225H	9.6%	3.2	1.0	69.8	**190**

*Prevalence of mutations from patients failing efavirenz therapy from Bacheler et al. 2000
**Fold-change from wild type (wt) EC50; FC>10 is significantly resistant

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Ardea Biosciences

Mutation Selection and Time Course of Viral Breakthrough


10000
1000
100
10
1
Fold Change over EC_{50}
0
50
100
150
200
250
300
350
400
Days in Selection
EFV-K103N
K103N-L100I
EFV-WT
K103N-L100I-A371T
RDEA806 has a much higher barrier to resistance than efavirenz
806-WT
806-K103N
K104E-E138K-V179D-F227L-T240I
K104E-E138K-T240I
K103N-V106A
K103N- V106A-K219E-F227L-K512E

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Ardea Biosciences

RDEA806-101 Single Ascending Dose (SAD) Study Full details will be presented at the 47th Annual Interscience Conference on Antimicrobial Agents and Chemotherapy (ICAAC): Abstract #1609: "Safety and Pharmacokinetics of Ascending Single Oral Doses of RDEA806, a Novel HIV NNRTI, in Healthy Volunteers" (Wednesday, September 19th from 11:15 AM - 12:15 PM in Hall D) RDEA806-102 Multiple Ascending Dose (MAD) Study 15

16 Phase 1 SAD and MAD Studies SAD Single ascending doses from 50 mg to 600 mg Food effect Impact of ritonavir on RDEA806 Evaluation of two formulations MAD 300 mg BID 500 mg BID 400 mg BID (improved formulation) 16

17 Conclusions from Phase 1 RDEA806 was safe and well tolerated at all doses tested No serious adverse events No grade 3 or 4 adverse events reported No clinically significant laboratory or ECG abnormalities noted AUC increased linearly with dose Terminal half-life at highest doses was 11-13 hr Improved formulation reduced inter-patient variability and substantially increased exposure No significant interaction observed with ritonavir Safety and pharmacokinetic profile warrant conducting a Phase 2a PoC study evaluating once daily and twice daily dosing

18 RDEA806 Compared to the Target Product Profile From preclinical and Phase 1 results to date, RDEA806 appears to be a good candidate to meet our desired Target Product Profile Highly active against efavirenz-resistant strains (single- and double- mutants) High genetic barrier to resistance Better safety profile than efavirenz Reduced CNS toxicity Improved lipid profile Easy to formulate in combination pill Long half-life Once daily for first-line Once or twice daily for second-line Used in combination with current drugs without concern for significant drug interactions Limited metabolism by CYP450 No inhibition or induction of CYP450 No reproductive toxicity, so safer for women

Planned Phase 2a HIV PoC Study

Study	RDEA806-201 ART-Naïve Monotherapy
1º Endpoint	Change from baseline in plasma VL
2º Endpoints	VL decay rate, CD4 and CD8 changes, PK/PD, safety, tolerability, genotypic and phenotypic resistance
Location	US
Study Population	ART-naïve without resistance HIV VL > 5,000 copies/mL
Duration	7-10 days
# Subjects	18 active: 6 placebo
Planned Doses	QD vs BID
Study Start	4Q07; data 1Q08

ART = antiretroviral, VL = viral load, QD = once daily, BID = twice daily

19

Ardea Biosciences

20 NNRTI Follow-on Series Different structural class than RDEA806 Appears to be more potent, with greater coverage of resistant strains Potentially longer half-life Goal: conduct micro-dosing study with 1-2 compounds from this class in 4Q07 to confirm pharmacokinetics 20 EC50 (nM) for Antiviral Activity EC50 (nM) for Antiviral Activity EC50 (nM) for Antiviral Activity EC50 (nM) for Antiviral Activity EC50 (nM) for Antiviral Activity EC50 (nM) for Antiviral Activity EC50 (nM) for Antiviral Activity wt K103N K103N-P225H K103N-V108I K103N-K101Q K103N-L100I RDEA806 3.0 2.3 10.3 2.0 11.6 1.6 RDEA640 1.6 1.4 0.8 0.8 1.4 0.6

21 Competitive Landscape Other companies have also identified the opportunity to develop new NNRTIs: Tibotec/J&J TMC125 - filed for FDA approval July 2007 Significant drug interactions and rash TMC278 - Phase 2 data presented at CROI 2/07 Pfizer UK-453,061 - Phase 2a presented at IAS in 7/07 Idenix Started Phase 1 in 8/07

Cancer Program 22

Cancer Market Opportunity Cancer affects > 1 in 3 people during lifetime Common tumors: lung, breast, colon and prostate Global incidence forecast to grow Aging population / policies to increase detection/treatment Oncology market more than doubled in the past five years Global oncology market growing 3 times faster than pharmaceutical market overall $31 billion in 2006 and projected to be $66 billion in 2010 Paradigm shifting to "Targeted Therapies" Herceptin = $1.2 billion Erbitux = $1.1 billion Tarceva = $402 million Nexavar = $165 million 23

Nexavar MEK Ras Raf c-Myc Herceptin, Erbitux Proliferation Angiogenesis Differentiation Apoptosis cPLA2 PDE4 MNK1/2 Elk-1 MAPKAPK1/3 ARRY-142886 (Ph 2) PD0325901 (Ph 2?) XL518 (Ph 1) RDEA119 RTK Bcl-2 Mcl-1 c-Jun Tarceva GF ERK2 ERK2 MEK as Anticancer Target 24

MEK as Anticancer Target RAS-RAF-MEK-ERK activation common in human cancer One of two major signaling pathways: MEK/ERK vs. PI3K/AKT RAS activating mutations lead to increased signaling through pathway Colon (~50%) Lung (~30%) Pancreas (~90%) BRAF activating mutations sensitize cancer cell lines to MEK inhibition Melanoma (~60%) Thyroid Cancer (24-44%) Colorectal Cancer (5-20%) Ovarian Cancer (~30%) Solit et al (2006) Nature 439:358-62; She et al (2005) Cancer Cell 8: 287-97; Shelton et al (2003) Oncogene 22:2478-92 25

26 Competitive Landscape Pfizer Innovator of MEK inhibitors Second generation compound, PD-325901, demonstrated activity in Phase 1, but Phase 2 slowed due to toxicity Array/AstraZeneca December 2003 partnership ARRY-866/AZ-6244 in Phase 2 for melanoma, colon CA, pancreatic CA, and NSCLC ARRY-162/AZD-162 started Phase 1 for cancer 3/07 ARRY-162 in Phase 2a for RA Japan Tobacco and GlaxoSmithKline April 2006 partnership Preclinical Exelixis and Genentech January 2007 partnership Phase 1 study with XL-518 started 3/07 Ardea Biosciences RDEA119 entering Phase 1 2H07 Follow-on entering FIH 4Q07

RDEA119 is a Potent, Highly Specific MEKI % Inhibition 1 6 11 16 21 26 31 0 20 40 60 80 100 1 6 11 16 21 26 31 MEK1 & MEK2 MEK1 & MEK2 0 20 40 60 80 100 Ron SRC RDEA119 PD-325901 (Pfizer) >100-fold selectivity in kinase panel of 205 enzymes at 10 µM** MEK1/2 Enzyme IC50 17-50 nM Cellular pERK EC50 2.5-8.7 nM* *Cell Lines: Colo205, A375, A431, HT-29 27 ** In-house data

28 Colo205 Human Colon Cancer Xenograft 0 10 20 30 40 Days Tumor volume (mm3) Vehicle RDEA119 25mg/kg RDEA119 50mg/kg RDEA119 100mg/kg Dosing Period 0 200 400 600 800 1000 1200 Lowest dose tested, 25 mg/kg, produced 7 PRs and 2 CRs out of 9 mice; 2 were tumor free at end of study

A375 Human Melanoma Xenograft 25 mg/kg QD 50 mg/kg QD Vehicle Dosing Period 29 Days Percent Survival

Assessment of Brain Penetration 30 RDEA119 PD-325901 RDEA119 has less potential for CNS toxicity Efflux ratio from MDR1-MDCK permeability model tested side-by-side Efflux Ratio Steady-State Concentrations after 5 mg/kg Oral Dosing in Rats

RDEA119 Pharmacokinetic Profile Excellent PK profiles in rats, dogs and monkeys Orally bioavailable with the potential for once or twice daily dosing Extensive enterohepatic recirculation, gives opportunity to target the GI tract Low brain penetration potential, with an efflux ratio of 20, versus 10 for PD-325901 At steady-state, brain levels were only 3% of blood levels after oral dosing in rats, versus 69% for PD-325901; 23-fold safety advantage 31

32 Planned Phase 1 Multiple-Dose PK/PD Study in Advanced Cancer Patients Study RDEA119-201 Advanced Cancer Patients 1^ Endpoint Safety, tolerability, PK Safety, tolerability, PK 2^ Endpoints Pharmacodynamic (PD) measures: pERK, Ki67, Nras, Kras and Braf mutations; Antitumor activity by CT scan Pharmacodynamic (PD) measures: pERK, Ki67, Nras, Kras and Braf mutations; Antitumor activity by CT scan Location US Study Population Advanced cancer patients, all comers until DLT reached, then expanded group of patients with specific tumors based on preliminary results: colon, melanoma, pancreatic CA, hepatocellular CA, or medullary thyroid CA. Duration 28-day cycles # Subjects Approximately 40 patients to reach DLT; expanded cohort will enroll an additional 15 to 20 patients Planned Doses 2 mg/day to start Study Start 2H2007 DLT - dose limiting toxicity

Inflammation Program 33

34 Inflammation Commercial Opportunity Inflammatory Bowel Disease (IBD) Currently affects 1 million Americans, with 30,000 new cases/yr Clinical trials can be conducted rapidly Rheumatoid Arthritis (RA) Afflicts approximately 1% of the world's population Approximately 2.1 million Americans Psoriasis An estimated 4.5 million Americans are living with psoriasis and 1 million are afflicted with psoriatic arthritis Injectable anti-TNF therapies are the biologic treatment of choice for inflammatory diseases Remicade = $3.0 billion Enbrel = $2.9 billion Humira = $2.0 billion Oral alternative to currently available injectable anti-TNF drugs, with comparable efficacy and safety, would be a major therapeutic advance

Inhibition of Cytokines and Preclinical Results*

EC50 (nM) for Cytokine Inhibition						
	IL-1β	IL-6	IL-8	TNFα	MIP-1α	pERK
RDEA119	20	152	994	45	169	100

- Significant activity observed in:
  - Rat carrageenan paw edema model
  - Rat adjuvant induced arthritis model
  - MDS Pharma rat IBD model
  - TNBS-induced mouse colitis model

*PHA-induced cytokines in human PBMCs

35

Ardea Biosciences

Activity of RDEA119 in TNBS-induced Colitis in BALB/c Mice RDEA119 administered orally for 5 days significantly reduced the colonic damage 36 Naive Vehicle 150 mg/kg Sulfasalazine 3 mg/kg RDEA119 10 mg/kg RDEA119 Macroscopic Damage Score *p < 0.01 **p < 0.001 vs. vehicle (n=10/group) Damage Score (Mean +- SEM)

MEK Inhibitor Follow-on Series

- Different structural class than RDEA119
- Appears to be more potent, with greater inhibition of cytokines
- Potentially longer half-life
- Goal: conduct micro-dosing study with a compound from this class in 4Q07 to confirm pharmacokinetics

EC50 (nM) for Cytokine Inhibition						
	IL-1β	IL-6	IL-8	TNFα	MIP-1α	pERK
RDEA119	20	152	994	45	169	100
RDEA436	<15	<15	37	<15	<15	<10

37
Ardea Biosciences

Compounds dosed orally, 2 hr prior to carrageenan N = 6 male SD rats/treatment group *p < 0.01 Dunnett's test compared to vehicle 0% 40% 55% 66% 63% 38% RDEA436 has superior efficacy to maximally effective dose of indomethacin Efficacy of RDEA436 in Carrageenan Paw Edema Model 38

Assessment of Brain Penetration 39 39 RDEA436 RDEA119 PD-325901 RDEA436 RDEA119 PD-325901 RDEA436 RDEA436 has efflux ratio of 96 vs 10 for PD-325901 Brain levels of RDEA436 were 16% of blood levels after oral dosing in rat vs. 69% for PD-325901; 4-fold safety advantage Efflux Ratio PD-325901 RDEA436 Steady-State Concentrations after 5 mg/kg Oral Dosing in Rats RDEA119

Financial Position Summary Statement of Operations (In thousands, except per share data) Six Months Ended June 30, 2007 Revenue Operating expenses Other income $1,750 $11,857 $1,367 NET LOSS $(8,864) NET LOSS PER SHARE $(0.94) Currently 11.8 million shares outstanding Plan to end 2007 with $28-$32 million in cash Sufficient cash through 2008 Multiple partnering opportunities with 4 drugs in man in three therapeutic areas 40 Condensed Balance Sheet Data (In thousands) June 30, 2007 Dec. 31, 2006 Cash and equivalents Total assets Total stockholders' equity $41,501 $44,214 $41,471 $48,669 $50,240 $49,064

41 Anticipated Milestones for 2007-1H2008 Date Drug Candidate Event 9/18-19/2007 RDEA806 Four ICAAC Posters 2H07 RDEA119 Phase 1 start 4Q07 RDEA806 Phase 2a start 4Q07 NNRTI Follow-on FIH micro-dosing 4Q07 MEKI Follow-on FIH micro-dosing 1Q08 RDEA806 Phase 2a results 2Q08 RDEA806 Phase 2b start

42 Ardea Investment Highlights Focused on design and development of small-molecule drugs for viral diseases, cancer and inflammation Targeting established, multibillion-dollar markets Plan to have four molecules in humans this year Strong financial position and multiple partnering opportunities